EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Option Plan and 2004 Equity Incentive Plan of Corcept Therapeutics Incorporated of our report dated January 20, 2004, with respect to the financial statements of Corcept Therapeutics Incorporated for the year ended December 31, 2003 included in its Registration Statement (Form S-1 No. 333-112676) and related prospectus filed pursuant to Rule 424(b), filed with the Securities and Exchange Commission.

/S/    ERNST & YOUNG LLP

Palo Alto, California

May 27, 2004